Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description of Pro Forma Transactions

Turnkey Home Buyers USA, Inc. Acquisition

On July 6, 2015 (“Acquisition Date”), Train Travel Holdings, Inc., a Nevada corporation (“TTHX”) completed a Share Exchange Agreement (the “Agreement”) with Turnkey Home Buyers USA, Inc., a Florida corporation (“Turnkey”), TBG Holdings Corporation, a Florida corporation (“TBG”), each of the Turnkey shareholders (the “Shareholders”), and Train Travel Holdings, Inc., a Florida corporation (“TTH”).

Prior to the Agreement, Turnkey shareholders held 24,675,000 shares of common stock (the “Turnkey Shares”) of which 15,000,000, or 60.8%, was owned by TBG (the “TBG Shares”) whose officers and majority shareholders are Neil Swartz and Timothy Hart. TTHX total capital stock outstanding included 23,391,665 shares of common stock and 600,000 shares of preferred stock convertible into 29,100,000 shares of common stock. Beneficial ownership of 75.2% of the TTHX capital stock resided with Mr. Swartz and Mr. Hart through their control of TBG and individual ownership of 100% of the issued and outstanding preferred stock.

Pursuant to the terms of the Agreement, TBG tendered to Turnkey for cancellation 15,000,000 shares of Turnkey common stock resulting in Turnkey shareholders transferring to TTHX all of the issued and outstanding shares of capital stock of Turnkey’s shareholders which amounted to 9,675,000 shares (24,675,000 Turnkey Shares – 15,000,000 TBG Shares).

Pursuant to the terms of the Agreement, in exchange for the Turnkey shares, TTHX was to transfer 15,037,500 shares of common stock to Turnkey shareholders, but ultimately issued 15,337,500 shares.

As a result of the Share Exchange, the Turnkey shareholders own 38.9% of TTHX common stock issued and outstanding and 22.1% of the fully diluted common stock outstanding. TBG, Mr. Swartz and Mr. Hart combined own 27.0% of TTHX common stock issued and outstanding and beneficially own 58.5% of the fully diluted common stock as a result of their ownership of the outstanding preferred stock.

Due to the common control of Turnkey and TTHX, pursuant to ASC 805-50-25, “Transactions Between Entities Under Common Control” and other SEC guidance including for lack of economic substance, the Agreement was accounted for as a transfer of the carrying amounts of assets and liabilities under the predecessor value method of accounting.

Turnkey was founded in September 2014 by TBG and Robert and Joseph Blair and offers clients a full suite of services for residential and commercial real estate transactions. As part of the acquisition, TTHX will acquire Turnkey’s subsidiary, a real estate brokerage firm, to handle the sales transactions. Turnkey generates revenue in three primary ways: coaching and mentoring real estate investors to improve their returns, leasing and sales of quality turnkey rental properties, and brokerage of residential and commercial transactions.

In September 2014 Turnkey acquired the intellectual properties of Robert Blair Real Estate, which included videos, instructional books, and an established real estate investor education program. Turnkey Home Buyers USA Inc. will be run as a subsidiary of Train Travel Holdings Inc. Following the closing TTHX will have two operating divisions: (1) the new Turnkey Home Buyers real estate operations and (2) the Train Travel railroad operation, which is looking for acquisition in the excursion railroad industry.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Agreement been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited and unaudited financial statements and related notes of the Company and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on April 20, 2015; (ii) the audited historical financial statements and related notes of Turnkey Home Buyers USA, Inc. as of December 31, 2014 and for the period from September 12, 2014 through December 31, 2014 and filed herewith as exhibit 99.1

Train Travel Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three and Six months Ended June 30, 2015

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
			Total			Total
		Turnkey Home	Pro Forma		Turnkey Home	Pro Forma
	Train Travel	Buyers	Three Months	Train Travel	Buyers	Three Months
	Holdings, Inc.	USA, Inc.	Ended	Holdings, Inc.	USA, Inc.	Ended
	Actual	Actual	June 30, 2015	Actual	Actual	June 30, 2015
Income
Revenue	$-	$-	$-	$-	$2,698	$2,698

Expenses
General and administrative	5,573	95,153	100,726	8,779	228,884	237,663
Legal and professional - related party	16,758	57,540	74,298	29,671	90,436	120,107
Legal and professional	13,267	-	13,267	14,367	-	14,367
Total operating expenses	35,598	152,693	188,291	52,817	319,320	372,137
Income before (provision) benefit from income taxes	(35,598)	(152,693)	(188,291)	(52,817)	(316,622)	(369,439)
(Provision) benefit from income taxes	-	-	-	-	-	-
Net loss	$(35,598)	$(152,693)	$(188,291)	$(52,817)	$(316,622)	$(369,439)

Shares outstanding:
Common stock outstanding - basic & diluted	23,391,665		23,391,665	23,391,665		23,391,665
Common stock issued in share exchange		15,337,500	15,337,500		15,337,500	15,337,500
Total common shares outstanding - basic & diluted			38,729,165			38,729,165
Proforma net income (loss) per common share - basic & diluted			$(0.005)			$(0.010)

See notes to unaudited pro forma condensed consolidated financial statements

Train Travel Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2014

		Turnkey Home
		Buyers
	Train Travel	USA, Inc.
	Holdings, Inc.	For the period	Total
	For the	September 12,	Pro Forma
	Year	2014 (Inception)	Year
	Ended	Through	Ended
	December 31,	December 31,	June 30, 2015
	2015	2015	December 31,
	Actual	Actual	2015
Income
Revenue	$-	$-	$-

Expenses
General and administrative	5,573	53,135	58,708
Legal and professional - related party	16,758	64,000	80,758
Legal and professional	13,267	-	13,267
Total operating expenses	35,598	117,135	152,733
Income before (provision) benefit from income taxes	(35,598)	(117,135)	(152,733)
(Provision) benefit from income taxes	-	-	-
Net loss	$(35,598)	$(117,135)	$(152,733)

Shares outstanding:
Common stock outstanding - basic & diluted	23,391,665		23,391,665
Common stock issued in share exchange		15,337,500	15,337,500
Total common shares outstanding - basic & diluted			38,729,165
Proforma net income (loss) per common share - basic & diluted			$(0.004)

See notes to unaudited pro forma condensed consolidated financial statements

Train Travel Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

		Turnkey Home
	Train Travel	Buyers	Share	June 30,
	Holdings, Inc.	USA, Inc.	Exchange	2015
	Actual	Actual	Adjustments	Proforma
Assets
Cash	$-	$29,347	$-	$29,347
Real estate owned	-	114,169	-	114,169
Due from related parties	-	231,000	-	231,000
Total assets	$-	$374,516	$-	$374,516

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable & accrued expenses	$20,676	$7,673	$-	$28,349
Accounts payable - related party	53,987	-	-	53,987
Advances - related party	230,460	-	-	230,460
Loan payable	2,194	-	-	2,194
Total Current Liabilities	307,317	7,673	-	314,990
Total liabilities	307,317	7,673	-	314,990

Stockholders' Equity (Deficit)
Preferred stock	600	-	-	600
Common stock	23,392	-	15,337	38,729
Additional paid-in capital	196,758	800,600	(15,337)	982,021
Accumulated deficit	(528,067)	(433,757)	-	(961,824)
Total stockholders' equity (deficit)	(307,317)	366,843	-	59,526
Total liabilities and stockholders' equity (deficit)	$-	$374,516	$-	$374,516

(The accompanying notes are an integral part of these financial statements)

Train Travel Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2014

		Turnkey Home
	Train Travel	Buyers	Share	December 31,
	Holdings, Inc.	USA, Inc.	Exchange	2014
	Actual	Actual	Adjustments	Proforma
Assets
Cash	$-	$103,324	$-	$103,324
Real estate owned	-	51,363	-	51,363
Due from related parties	-	227,100	-	227,100
Prepaid insurance	-	1,328	-	1,328
Total assets	$-	$383,115	$-	$383,115

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable & accrued expenses	$17,881	$-	$-	$17,881
Accounts payable - related party	37,513	-	-	37,513
Advances - related party	196,912	-	-	196,912
Loan payable	2,194	-	-	2,194
Total Current Liabilities	254,500	-	-	254,500
Total liabilities	254,500	-	-	254,500

Stockholders' Equity (Deficit)
Preferred stock	600	-	-	600
Common stock	23,392	-	15,337	38,729
Additional paid-in capital	196,758	500,250	(15,337)	681,671
Accumulated deficit	(475,250)	(117,135)	-	(592,385)
Total stockholders' equity (deficit)	(254,500)	383,115	-	128,615
Total liabilities and stockholders' equity (deficit)	$-	$383,115	$-	$383,115

(The accompanying notes are an integral part of these financial statements)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by Train Travel Holdings, Inc. (“Train Travel” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Train Travel’s amended Form 8-K prepared and filed in connection with the Share Exchange Agreement.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Agreement and the following related transactions: the issuance of restricted common stock.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015 gives effect to the Agreement as if it occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of TTHX and Turnkey as of and for the period ended December 31, 2014 and the unaudited historical financial statements of TTHX and Turnkey as of and for the three and six months ended June 30, 2015.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note 2. Predecessor Values Accounting

Due to the common control of Turnkey and TTHX, pursuant to ASC 805-50-25, “Transactions Between Entities Under Common Control” and other SEC guidance including for lack of economic substance, the Agreement was accounted for as a transfer of the carrying amounts of assets and liabilities under the predecessor value method of accounting.

Financial statement presentation under the predecessor values method of accounting as a result of a business combination between entities under common control requires the receiving entity (i.e., TTHX) to report the results of operations as if both entities had always been combined. The consolidated financial statements include both entities’ full results since the inception of Turnkey on September 12, 2014.

The carry value of Turnkey assets and liabilities as of the acquisition date is as follows:

Net tangible assets acquired and liabilities assumed on July 6, 2015:

Cash and cash equivalents	$13,337
Due from related parties	224,272
Real estate owned	114,273
Total assets acquired	353,782

Accounts payable and accrued liabilities	7,673
Net asset value	346,109

Note 3. Pro Forma Net Loss Per Common Share

The pro forma basic and diluted net loss per common share is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive.